Exhibit 10.14

THE SECURITIES EVIDENCED BY THIS COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. NO TRANSFER OF ANY SECURITIES MENTIONED HEREIN SHALL BE PERMITTED UNTIL SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACTS OR UNTIL, AMONG OTHER CONDITIONS CONTAINED IN THIS COMPANY AGREEMENT, THE MEMBERS OF THE LIMITED LIABILITY COMPANY SHALL HAVE RECEIVED A FAVORABLE OPINION FROM LEGAL COUNSEL ACCEPTABLE TO THE MEMBERS TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACTS.

AMENDED AND RESTATED

COMPANY AGREEMENT

OF

BLACK ELK EMPLOYEE INCENTIVE, LLC

AUGUST 20, 2010

AMENDED AND RESTATED

COMPANY AGREEMENT

OF

BLACK ELK EMPLOYEE INCENTIVE, LLC

The following is the Amended and Restated Company Agreement (“Agreement”) of Black Elk Employee Incentive, LLC (the “Company”), a Texas limited liability company. Each capitalized term herein is defined in this Agreement.

ARTICLE I

GENERAL

Section 1.1 Formation; Prior Agreement. The Company is a limited liability company organized under the Act. The Company filed a Certificate of Formation in the office of the Secretary of State of Texas on August 20, 2010. In connection with the filing of the Certificate of Formation, the Members and Managers adopted a Company Agreement of Black Elk Employee Incentive, LLC, dated as of August 20, 2010 (the “Prior Agreement”). The Members and Managers now adopt this Agreement, and their rights in connection with the Company’s regulation and management shall be as provided for in this Agreement and, except as otherwise expressly provided herein, the Act. The terms of this Agreement supersede and replace in their entirety the terms of the Prior Agreement.

Section 1.2 Name. The Company’s name is “Black Elk Employee Incentive, LLC”. The Company’s business shall be conducted under that name or any other name or names the Managers may determine from time to time.

Section 1.3 Period of Duration. The Company’s existence commenced on the date upon which the Certificate of Formation was filed in the office of the Secretary of State of Texas. The period of duration of the Company is perpetual, unless it is earlier dissolved in accordance with this Agreement.

Section 1.4 Registered Office and Registered Agent. The address of the Company’s registered office in the State of Texas will be 11451 Katy Freeway, Suite 500, Houston, Texas 77079, until such time as the Company changes its registered office in accordance with the Act. The Company’s registered agent will be James Hagemeier until such time as the Company changes its registered agent in accordance with the Act. The Managers may change the Company’s registered office or registered agent from time to time.

Section 1.5 Principal Office. The Company’s principal office in the United States will be located at 11451 Katy Freeway, Suite 500, Houston, Texas 77079, or such other place as the Managers determine from time to time.

Section 1.6 Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, formed or registered under limited liability company acts, assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which the Managers determine in their sole discretion that such qualification, formation or registration is necessary or appropriate. The Managers shall have the authority to execute, deliver and file such certificates and other instruments (and any amendments or restatements thereof) as are necessary for the Company to be qualified, formed or registered under limited liability company acts, assumed or fictitious name statutes, or similar laws in any jurisdiction in which the Company transacts business.

Section 1.7 Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act” means the Texas Business Organizations Code, as the same may be amended from time to time (and any successor statute).

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

(i) credit to such Capital Account any amount that the Member is obligated to restore pursuant to Treasury regulations section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury regulations section 1.704-2(g)(1) or 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Treasury regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) that are attributable to such Capital Account.

This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, whether through the ownership of voting interests or securities of a Person, by contract or otherwise (and the terms “controlling” and “controlled” have correlative meanings).

“Allocation Regulations” has the meaning given to it in Section 4.1.

“Available Cash” means the Company’s cash on hand in excess of cash required to meet the reasonable needs of the Company’s business, as determined by the Managers.

“BEEOO” means Black Elk Energy Offshore Operations, LLC, a Texas limited liability company.

“BEEOO Employee Incentive Plan” means the incentive plan adopted by BEEOO and funded by income from the Class C Units, pursuant to which the Company may issue Interests to employees of BEEOO.

“BEEOO Operating Agreement” means that certain Second Amended and Restated Limited Liability Company Operating Agreement of Black Elk Energy Offshore Operations, LLC dated July 13, 2009, as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Operating Agreement of Black Elk Energy Offshore Operations, LLC dated August 19, 2010 and as may be further amended from time to time.

“Book Property” means property of the Company that is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property within the meaning of Treasury regulations section 1.704-1(b)(2)(iv)(g).

“Book Liability Value” means, with respect to any liability of the Company described in Treasury regulations section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s length transaction. The Book Liability Value of each liability of the Company described in Treasury regulations section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Book Values.

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(i) The initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value as of the date of such contribution;

(ii) The initial Book Value of the Class C Units issued to the Company shall be the gross Fair Market Value as of the date of such issuance, which, for the avoidance of doubt, is hereby agreed to be zero;

(iii) The Book Value of each Company asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (a) the grant of an Employee Interest to an employee of BEEOO in accordance with the BEEOO Employee Incentive Plan; (b) the acquisition of an additional Management Interest in the Company by any new or existing Member in exchange for more than a de minimus Capital Contribution; (c) the distribution by the Company to a Member of more than a de minimus amount of Company assets as consideration for all or part of its Management Interests or Employee Interests unless the Managers reasonably determine in good faith that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company; and (d) the liquidation of the Company within the meaning of Treasury regulations section 1.704-1(b)(2)(ii)(g);

(iv) The Book Value of a Company asset distributed to any Member shall be the Fair Market Value of such Company asset as of the date of the distribution thereof;

(v) The Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to section 734(b) or section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury regulations section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (v) to the extent that an adjustment pursuant to subparagraph (iii) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (v);

(vi) The Book Value of a Company asset shall be adjusted to reflect depreciation with respect to such asset; provided that, if the Book Value of a Company asset has been determined or adjusted pursuant to subparagraphs (i), (iii) or (v) above, such Book Value shall thereafter be adjusted to reflect the depreciation taken into account with respect to such Company asset for purposes of computing Net Profits and Net Losses; and

(vii) The Book Value of each Oil and Gas Property of the Company shall be adjusted to reflect Simulated Depletion with respect to such property.

“Capital Account” has the meaning given to it in Section 4.1.

“Capital Contribution” means, with respect to any Member, the amount of cash or other assets that such Member has contributed or is deemed to have contributed to the Company in accordance with this Agreement.

“Certificate of Formation” means the certificate of formation of the Company as in effect on the date hereof and any and all amendments thereto and restatements thereof filed from time to time hereafter on behalf of the Company in the office of the Secretary of State of Texas.

“Class C Units” means the Class C membership units in BEEOO issued to the Company by BEEOO pursuant to Section 24 of that certain First Amendment to Second Amended and Restated Limited Liability Company Operating Agreement of Black Elk Energy Offshore Operations, LLC dated August 19, 2010.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Confidential Information” means any proprietary or confidential information of or relating to the Company, including, but not limited to, any business information, intellectual property, trade secrets or other information relating to the businesses, products, services, customers, assets or liabilities of the Company, except for any information that is generally available to the public (otherwise than through a breach by the party disclosing the same of its obligations under this Agreement).

“Covered Person” means any Member or Manager of the Company and, to the extent provided by resolution of the Members, any other employee or agent of the Company or any of its Affiliates.

“Defendants” has the meaning given to it in Section 13.7.

“Employee Interest” means a membership interest in the Company granted pursuant to the BEEOO Employee Incentive Plan. An Employee Interest is intended to be a “profits interest” (within the meaning of IRS Revenue Procedure 93-27, 1993-2 CB 343, as clarified by IRS Revenue Procedure 2001-43, 2001-2 CB 191). The percentage interest in Net Profit and Net Loss of the Company will be specified in each respective Employee Interest. Employee Interests shall not be entitled to vote on matters submitted to a vote of the Members. Employee Interests may not be Transferred.

“Employee Member” means an employee of BEEOO who has been granted an Employee Interest and currently holds such Employee Interest in good standing.

“Fair Market Value” means the fair market value of the asset in question, as determined in the good faith judgment of the Managers; provided, however, that if the Managers are unable to determine the fair market value of the asset, the Managers shall select a qualified independent accounting firm, who shall make such determination.

“Fiscal Event” means (i) the date of the Company’s formation under the Act, (ii) the last day of a Fiscal Year, (iii) the date of the issuance or redemption of any Interests or (iv) any other event designated by the Managers in their reasonable discretion.

“Fiscal Period” means any period between two consecutive Fiscal Events. Each Fiscal Year consists of one or more Fiscal Periods.

“Fiscal Year” of the Company shall mean the period commencing on January 1 and ending on December 31 of each year, except as may otherwise be required by the Code or the Treasury regulations; provided, however, that (i) the Company’s first Fiscal Year shall be the period from and including the date on which the Company is formed under the Act to and including the immediately following December 31 and (ii) the final Fiscal Year of the Company shall end on the date on which the winding up of the Company is completed.

“Interest” means a percentage of membership interest in the Company, either as an Employee Interest or as a Management Interest, as set forth herein, including, but not limited to, (i) the right to allocations of profits and losses of the Company, howsoever limited; (ii) the right to receive distributions from the Company, howsoever limited; and (iii) in the case of Management Interests only, the right to vote on matters submitted to a vote of the Management Members. The total percentage of Employee Interests and Management Interests, collectively, shall equal one hundred percent (100%).

“Liquidating Trustees” has the meaning given to it in Section 10.3.

“Management Interest” means a membership interest in the Company that is a “capital interest” (as defined in IRS Revenue Procedure 93-27, 1993-2 CB 343). The percentage interest in Net Profit or Net Loss of the Company for all outstanding Management Interests, in the aggregate, is equal to one hundred percent (100%), less the sum of all interests in Net Profit or Net Loss of all outstanding Employee Interests. Management Interests shall be the only Interests entitled to vote on matters submitted to a vote of the Members.

“Management Member” means Black Elk Management, LLC, its successors and assigns, and any Member granted a Management Interest as provided in Section 5.1(c).

“Manager” means any Person elected to serve as a manager of the Company in accordance with this Agreement (but not any Person who has ceased to be a Manager). The names of the initial Managers are set forth in Section 8.1.

“Member” or “Members” means, initially, those Persons whose names are set forth in Section 3.1 hereof, and any other Person admitted as a Management Member or an Employee Member of the Company pursuant to the express terms hereof and who has agreed to enter into and be bound by this Agreement (but not any Person who has ceased to be a Member).

“Net Profit” or “Net Loss” means the income or loss of the Company for “book” or “capital account” purposes under Treasury regulations section 1.704-1(b)(2)(iv). In particular, but without limitation, for each Fiscal Period, “Net Profit” or “Net Loss” shall mean the Company’s taxable income or loss for such Fiscal Period, determined in accordance with section 703(a) of the Code (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in such taxable income or loss), with the following modifications:

(i) the rules in Section 4.1(e) shall be given effect; and

(ii) any item of income, gain, loss or deduction that is specially allocated to a Member shall not be taken into account in computing Net Profit or Net Loss.

“Oil and Gas Property” means each separate oil and gas property (as defined in section 614 of the Code) owned directly by the Company or indirectly by the Company through its ownership of the Class C Units.

“Person” means an individual, or a corporation, limited liability company, partnership (whether general or limited), joint venture, trust, unincorporated organization, joint stock company, association, or other entity, or any government, or any agency or subdivision thereof.

“Plaintiff” has the meaning given to it in Section 13.7.

“Prior Agreement” has the meaning given to it in Section 1.1.

“Proceeding” has the meaning given to it in Section 11.3(a).

“Required Vote” means a vote of two-thirds (2/3rds) of the issued and outstanding Management Interests that are entitled to vote, except as otherwise required under the Act.

“Simulated Basis” means, with respect to any Oil and Gas Property, the Book Value of such Oil and Gas Property, as adjusted to reflect (a) additions to basis and (b) deductions for Simulated Depletion.

“Simulated Depletion” means a depletion allowance computed for each year with respect to each Oil and Gas Property, using the cost depletion method, subject, however, to the requirements set forth in Treasury regulations section 1.704-1(b)(2)(iv)(k), and determined as necessary by reference to the Simulated Basis of the Oil and Gas Property.

“Simulated Gains” or “Simulated Losses” means, respectively, the simulated gains or losses computed by the Company with respect to each Oil and Gas Property pursuant to Treasury regulations section 1.704-1(b)(2)(iv)(k)(2) and by reference to its Simulated Basis.

“Tax Distributions” has the meaning given to it in Section 4.4(b).

“Tax Matters Member” has the meaning given to it in Section 9.5.

“Transfer” means, with respect to an Interest, a sale, assignment, transfer or exchange of, the grant of a mortgage, pledge, security interest or other encumbrance on or with respect to, or any other disposition of such Interest (including, without limitation, by operation of law, such as death, divorce or foreclosure).

Section 1.8 Interpretation.

(a) The headings and subheadings in this Agreement are included for convenience of reference only and are in no way intended to describe, interpret, define, extend or limit the scope or meaning of this Agreement or any provision hereof.

(b) Nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular or plural, as the context requires.

(c) Unless the context otherwise requires, all references herein to “Articles,” “Sections,” “paragraphs” and “subparagraphs” shall refer to provisions of this Agreement.

ARTICLE II

PURPOSES AND POWERS

Section 2.1 Purpose. The purpose of the Company shall be to conduct and transact any and all lawful business which may be conducted and transacted by a limited liability company created pursuant to the Act; and such purpose may be accomplished by taking any action which is permitted under the Act. In particular, the purposes of the Company shall include, without limitation, the holding of the Class C Units.

Section 2.2 Powers. The Company shall have all such powers provided by Section 2.101 of the Act as are necessary or appropriate to carry out the Company’s purposes, subject to any limitations thereon as set forth in the Certificate of Formation.

ARTICLE III

CAPITAL CONTRIBUTIONS AND INTERESTS

Section 3.1 Capital Contributions.

(a) Each Member has made the initial Capital Contributions in cash and shall receive the Interest set forth opposite that Member’s name below.

Name of Member	Initial Interest	Capital Contribution

Black Elk Management, LLC	100.00%	$1,000.00
11451 Katy Freeway, Suite 500	Management
Houston, Texas 77079	Interest

(b) No Member shall be obligated to make any further Capital Contributions to the Company for any reason whatsoever.

Section 3.2 Nature of Interests. An Interest is personal property. A Member has no rights in respect of or interest in specific property of the Company.

Section 3.3 No Return of Capital Contributions. Except as expressly provided herein, a Member shall not be entitled to the return of any part of its Capital Contributions or to be paid any interest, salary or drawing in respect of its Capital Contributions. A Capital Contribution which has not been repaid is not a liability of any Member.

Section 3.4 Loans from Members. Loans by a Member to the Company shall not be considered Capital Contributions.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Capital Accounts.

(a) The Company shall maintain in its books and records a separate capital account (“Capital Account”) for each Member in such a manner so as to correspond with the requirements of Treasury regulations under section 704(b) of the Code (the “Allocation Regulations”). Without limiting the foregoing, each Member’s Capital Account shall be increased by (i) the amount of Capital Contribution made by such Member to the Company and (ii) allocations of Net Profit and other items of income or gain to such Member under Section 4.2, and shall be decreased by (iii) the amount of distributions (not including any guaranteed payment under section 707(c) of the Code) made to such Member by the Company and (iv) allocations of Net Loss and other items of deduction or loss to such Member under Section 4.2.

(b) The manner in which the Capital Accounts are to be maintained pursuant to this Section 4.1 is intended to comply with the requirements of section 704 of the Code and the Allocation Regulations, and the provisions of this Agreement regarding the maintenance of Capital Accounts shall be interpreted and applied consistently herewith. If, in the reasonable opinion of the Managers, the manner in which the Capital Accounts are to be maintained pursuant to the provisions of this Section 4.1 should be modified in order to comply with the requirements of section 704 of the Code and the Allocation Regulations, then, notwithstanding anything to the contrary contained in this Section 4.1, the Managers may alter the method in which the Capital Accounts are maintained, and the Managers shall have the right, upon notice in writing to the Members, to amend this Agreement without action by the Managers or the Members to reflect any such change in the manner in which the Capital Accounts are maintained; provided that, if any such modification would adversely affect any Member, then no such modification shall be effective without the prior written consent of such Member.

(c) The Company shall increase or decrease the Capital Accounts of the Members to reflect a revaluation of the assets of the Company to their respective Fair Market Values in connection with (i) a contribution of money or other property (other than a de minimus amount) to the capital of the Company by a new or existing Member as consideration for an interest in the Company, (ii) the grant of Employee Interests (other than a de minimus interest) to one or more employees of BEEOO for services to or for the benefit of that company, (iii) a distribution of money or other property (other than a de minimus amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company, (iv) a liquidation of the Company, all in accordance with Treasury regulations section 1.704-1(b)(2)(iv)(f).

(d) To the extent permitted by law, if any Member has a Capital Account deficit (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such Capital Account deficit, and such Capital Account deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever. Accordingly, if a Member to whom an allocation is made is not obligated to restore a deficit balance in his Capital Account to the Company, or is obligated to restore only a limited dollar amount of such deficit balance, this Agreement shall be deemed to contain a “qualified income offset” as that term is used in Treasury regulations section 1.704-1(b)(2)(ii)(d) and the rules provided for in that regulations section shall be applicable to all such allocations and the maintenance of Capital Accounts for the Members.

(e) For purposes of maintaining the Capital Accounts, items of income, gain, loss and deduction shall be determined in accordance with the determination of taxable income of the Company under section 703(a) of the Code, with the following modifications:

(i) income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, Book Property shall be computed by reference to the value of such property as set forth on the books of the Company, all in accordance with the principles of Treasury regulations section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such property differs from such value;

(ii) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(iii) any expenditures of the Company that are described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) expenditures pursuant to Treasury regulations section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

(iv) in the event that the value of any Company property is adjusted pursuant to Treasury regulations section 1.704-1(b)(2)(iv)(e) or section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property;

(v) to the extent (and only to the extent) that an adjustment to the adjusted tax basis of any Company asset pursuant to section 732, section 734 or section 743 of the Code is required to be taken into account in determining Capital Accounts pursuant to Treasury regulations section 1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be);

(vi) Simulated Depletion, Simulated Gains, and Simulated Losses shall be computed in lieu of depletion and gains and losses with respect to each Oil and Gas Property of the Company; and

(vii) In the event the Book Liability Value of any liability of the Company described in Treasury regulations section 1.752-7(b)(3)(i) is adjusted as required by this Agreement, the amount of such adjustment shall be treated as an item of loss (if the adjustment increases the Book Liability Value of such liability of the Company) or an item of gain (if the adjustment decreases the Book Liability Value of such liability of the Company).

Section 4.2 Allocations of Net Profit and Net Loss.

(a) The Company’s Net Profit and Net Loss shall be allocated among the Employee Members and Management Members as follows:

(i) A portion of Net Profit for each Fiscal Period equal to the Net Profit for such Fiscal Period multiplied by the sum of the percentage interests in Net Profit and Net Loss held by the Employee Interests shall be allocated to the Employee Members in proportion to the percentage interests of the Employee Interests held by each Employee Member.

(ii) Net Profit remaining after the allocation of a portion of Net Profit to Employee Members as provided for in Section 4.2(a)(i) shall be allocated to the Management Members in proportion to the percentage interests of the Management Interests held by each Management Member.

(iii) Net Loss first shall be allocated to Members with positive capital account balances in proportion to the positive capital account balances of such Members until no Member has a positive capital account balance. Any amount of Net Loss remaining after such allocation shall be allocated to the Management Members in proportion to their percentage interests in Net Profit.

(b) Prior to making the allocations under Section 4.2(a), the allocations set forth below shall be made in the order set forth below. The amount of items of income, gain, loss and deduction available for allocations under the following rules shall be determined by applying the rules set forth in Section 4.1(e).

(i) If there is a net decrease in the Company’s minimum gain (as defined in Treasury regulations section 1.704-2(d)) during a Fiscal Period of the Company, then items of income and gain for such Fiscal Period (and, if necessary, for subsequent periods) shall be allocated to the Members in the manner and to the extent required by Treasury regulations section 1.704-2(f). This clause is intended to constitute a “minimum gain chargeback” as provided by Treasury regulations section 1.704-2(f), and this clause shall be construed accordingly.

(ii) Any partner nonrecourse deduction (within the meaning of Treasury regulations section 1.704-2(i)(2)) shall be allocated in the manner specified in Treasury regulations section 1.704-2(i)(l), and, subject to the exceptions set forth in Treasury regulations section 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain (within the meaning of Treasury regulations sections 1.704-2(i)(2) and 1.704-2(i)(3)) during a Fiscal Period of the Company attributable to a partner nonrecourse debt (within the meaning of Treasury regulations section 1.704-2(b)(4)), then each Member with a share of partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury regulations section 1.704-2(i)(5), shall be specially allocated items of income and gain for such period (and, if necessary, for subsequent periods) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain for such period attributable to such partner nonrecourse debt (which share of such net decrease shall be determined under Treasury regulations section 1.704-2(i)(4) and 1.704-2(g)(2)). This clause is intended to constitute a “chargeback of partner nonrecourse debt minimum gain” as provided by Treasury regulations section 1.704-2(i)(4), and this clause shall be construed accordingly.

(iii) If a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain) shall be specially allocated to such Member in the manner required by Treasury regulations section 1.704-1(b)(2)(ii)(d) to eliminate, to the extent required by such regulation, the deficit in the Adjusted Capital Account of such Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(b)(iii) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(b)(iii) were not in this Agreement. This clause is intended to constitute a “qualified income offset” as provided by Treasury regulations section 1.704-1(b)(2)(ii)(d), and this clause shall be construed accordingly.

(iv) Simulated Depletion for each Oil and Gas Property shall be allocated among the Members in the same ratio in which they were allocated adjusted tax basis in that Oil and Gas Property under Section 4.3(c).

(v) Simulated Loss upon the sale, exchange, distribution, abandonment or other disposition of an Oil and Gas Property shall be allocated to the Members in proportion to the Members’ allocable shares under Section 4.3(d) of the total amount realized from the disposition of such property that represents recovery of the Company’s Simulated Basis in such Property. Simulated Gains up the sale, exchange, distribution, abandonment or disposition of an Oil and Gas Property shall be allocated as part of the allocation of Net Profit and Net Loss pursuant to Section 4.2(a).

(vi) If any amount is allocated pursuant to clauses (i), (ii), (iii), (iv) or (v) of this Section 4.2(b), then notwithstanding anything to the contrary in this Agreement (but subject to the provisions of clauses (i), (ii), (iii), (iv) and (v) of this Section 4.2(b)), income, gain, deduction and loss, or items thereof, thereafter shall be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Members’ Capital Accounts as nearly as possible shall equal the balances that would have been obtained if the amount allocated pursuant to clauses (i), (ii), (iii), (iv) or (v) and the amount allocated pursuant to this clause (vi) instead had been allocated under the provisions of this Agreement without giving effect to the provisions of clauses (i), (ii), (iii), (iv) or (v) or this clause (vi).

(vii) The allocations set forth in this Agreement are intended to comply with the requirements of sections 704(b) and 704(c) of the Code and the Allocation Regulations and shall be interpreted and applied in a manner consistent therewith. If, in the reasonable opinion of the Managers, the allocations of income, gain, deduction and loss set forth herein do not (A) comply with the cited Code provisions and the Allocation Regulations or (B) comply with any other provision of the Code or the Treasury regulations, then, notwithstanding anything to the contrary contained herein, such allocations shall, upon notice in writing to the other Members, be modified to satisfy such provisions of the Code and the Allocation Regulations, provided that any such modification shall not alter materially the economic arrangement among the Members.

Section 4.3 Allocations of Taxable Income and Loss.

(a) Except as provided in this Section 4.3, the taxable income or loss of the Company (and items thereof) for any Fiscal Period shall be allocated among the

Members in proportion to and in the same manner as Net Profit, Net Loss and separate items of income, gain, loss and deduction (excluding items for which there are no related tax items) are allocated among the Members for Capital Account purposes pursuant to the provisions of Section 4.2. Except as otherwise provided in this Section 4.3, the allocable share of a Member for tax purposes in each specified item of income, gain, deduction and loss of the Company comprising Net Profit, Net Loss or an item allocated pursuant to Section 4.2 shall be the same as such Member’s allocable share of Net Profit, Net Loss or the corresponding item for such Fiscal Period.

(b) In accordance with sections 704(b) and 704(c) of the Code and applicable Treasury regulations, including Treasury regulations section 1.704-1(b)(4)(i), items of income, gain, deduction and loss with respect to any Book Property of the Company shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its Book Value. In making allocations pursuant to this Section 4.3(b), the Managers are authorized to apply such methods as they determine to be appropriate.

(c) The deduction for depletion with respect to each separate Oil and Gas Property shall be computed for federal income tax purposes separately by the Members rather than the Company in accordance with section 613A(c)(7)(D) of the Code. For purposes of such computation, except as required under section 704(c) of the Code as administered by the Company under Section 4.3(b) with respect to any Oil and Gas Property the Book Value of which differs from its adjusted basis for federal income tax purposes, the adjusted basis of an Oil and Gas Property shall be allocated to the Members in proportion to their respective percentage interests in Net Profits and Net Losses as of the time the property is acquired by the Company.

(d) Each Member shall separately keep records of such Member’s share of the adjusted basis in each separate Oil and Gas Property, adjust such share of the adjusted basis for any cost or percentage depletion allowable with respect to such Oil and Gas Property and use such adjusted basis in the computation of such Member’s cost depletion or in the computation of its gain or loss on the disposition of such Oil and Gas Property by the Company or by BEEOO. It is the intent of the Company to comply with Treasury regulations section 1.613A-3(e)(3)(iii)(B). Consistent with Treasury regulations section 1.613A-3(e)(3)(iii), each Member agrees to furnish to the Company, within thirty (30) days of receipt of written request by the Company, a written statement that clearly and accurately states the amount of that Member’s adjusted basis and depletion deductions with respect to each existing Oil and Gas Property. For the purposes of the separate computation of gain or loss by each Member on the taxable disposition of each separate Oil and Gas Property, the amount realized (as that term is defined under section 1001 of the Code) from such disposition shall be allocated (i) first, except as otherwise required by Section 4.3(b), to the Members in an amount equal to the Simulated Basis in such Oil and Gas Property in the same proportions as the aggregate adjusted tax basis of such Oil and Gas Property was allocated to the Members under Section 4.3(c), (ii) second, any remaining amount realized shall be allocated to the Members with respect to an Oil and Gas Property contributed to the Company by a Member, in a manner consistent with

Section 4.3(b) and (iii) third, any remaining amount realized shall be allocated to the Members consistent with the allocation of the Simulated Gains therefrom under Section 4.2(a). If any Member shall fail to maintain the records contemplated in this Section 4.3(d), or if there is a discrepancy in any Member’s records, the Managers, acting in their reasonable discretion, shall have the right to review such records and adjust such records accordingly.

(e) The amount of any gain from the sale or other taxable disposition of assets of the Company or of BEEOO allocated to a Member for federal income tax purposes pursuant to the above provisions shall be deemed to be ordinary recapture income to the extent that such Member has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income under section 1245, section 1254 or any other recapture provision of the Code.

(f) The items of income, gain, deduction and loss for tax purposes allocated to the Members pursuant to this Section 4.3 shall not be reflected in the Members’ Capital Accounts.

(g) Pursuant to Treasury regulations section 1.752-3(a)(3), the Members hereby agree to allocate excess nonrecourse liabilities of the Company in accordance with their respective interests in the Company as reasonably determined by the Managers in good faith.

Section 4.4 Distributions.

(a) The Managers shall have the sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to, third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company, which shall include the payment or making of provision for the payment when due of the Company’s obligations.

(b) Notwithstanding Section 4.4(a), the Company shall distribute a portion of Available Cash to its Members quarterly in an amount sufficient to cause each Member to receive a distribution equal to the highest marginal federal income tax rate applicable to individuals multiplied by its respective share of the net taxable income of the Company reduced by prior losses (and computed without taking into account any special allocations of income pursuant to section 704(c) of the Code), with payments with respect to the first, second, third, and fourth quarters of each calendar year to be made on or before April 12, June 12, and September 12 of such calendar year and January 12 of the following calendar year, respectively, and with the amounts distributed based upon the Tax Matters Member’s estimate of the Company’s taxable income for the current period and with distributions for subsequent periods being adjusted based upon actual results; provided that it is understood that any Member may waive its right to receive distributions under this Section 4.4(b); provided, further, that distributions under this Section 4.4(b) shall be taken into account as advances against amounts to be distributed to the Members receiving such distributions (and shall be credited against future distributions to such Members) (such distributions herein referred to as “Tax Distributions”).

(c) The Company may, from time to time, make distributions to the Members in cash or in kind in proportion to their percentage interests in Net Profits. For purposes of maintaining the Capital Accounts, when property of the Company is distributed in kind: (i) the Company shall treat such property as if it had been sold for its Fair Market Value on the date of distribution; (ii) any difference between such Fair Market Value and the Company’s prior Book Value in such property for Capital Account purposes shall constitute an item of gain or loss, as the case may be, for the Fiscal Period that includes the date of distribution and shall be allocated to the Capital Accounts of the Members pursuant to Section 4.2; and (iii) each Member’s Capital Account shall be reduced by the Fair Market Value on the date of distribution of the property distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to have assumed or to have taken subject to).

Section 4.5 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member to the extent that such distribution is not permitted under the terms of Section 101.206 of the Act.

ARTICLE V

MEMBERS

Section 5.1 Admission of Members.

(a) Each of the initial Members of the Company has been admitted to the Company as a Member effective upon the filing of the Certificate of Formation.

(b) From time to time, upon the request of BEEOO acting in accordance with the terms of the BEEOO Employee Incentive Plan, the Company will issue Employee Interests to employees of BEEOO.

(c) The Company may not issue new or additional Management Interests in the Company without the consent of a Required Vote. Any Person to whom an Employee Interest or Management Interest is issued by the Company after the date hereof pursuant to this Section 5.1(c) shall be admitted to the Company as an Employee Member or Management Member, as the case may be, upon compliance with the applicable requirements set forth herein.

Section 5.2 No Resignation or Withdrawal by Management Members. No Management Member shall be entitled to resign or withdraw from the Company, except with the consent of a Required Vote.

Section 5.3 Withdrawal by Employee Members. Unless the Managers, in their sole discretion, determine otherwise, the termination of any Employee Member’s employment at BEEOO (for any reason or no reason at all) shall constitute such Employee Member’s withdrawal from the Company. Unless the Managers, in their sole discretion, determine otherwise, an Employee Member withdrawing pursuant to this Section 5.3 shall not be entitled to any outstanding balance in his or her Capital Account or to any other rights or interests in connection with its Employee Interest.

ARTICLE VI

MEETINGS OF MEMBERS

Section 6.1 Place of Meetings. Meetings of Members shall be held at such places, either inside or outside the State of Texas, as may be designated by the Managers and stated in the notice of the meeting. Members may also participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting.

Section 6.2 Annual Meeting. Annual meetings of the Members shall be held on such date and at such time as shall be designated by the Managers or by a Required Vote, at which meeting the Members shall transact such business as may be properly brought before the meeting.

Section 6.3 Special Meetings. Special meetings of the Members may be called by written request of a Required Vote or by a Manager. Only business within the purpose or purposes described in the notice of meeting delivered to the Members in accordance with this Article may be conducted at a special meeting of the Members.

Section 6.4 Notice of Meeting. Written or printed notice of all meetings of the Members stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no fewer than ten (10) days and no more than sixty (60) days prior to the date of the meeting to each Management Member entitled to vote at such meeting.

Section 6.5 Record Dates. For the purpose of determining Members entitled to notice of, or Management Members entitled to vote at, any meeting of Members or any adjournment thereof, the Company may fix in advance a record date. In addition, whenever action by the Management Members is proposed to be taken by consent in writing without a meeting of Management Members, the Company may fix a record date for the purpose of determining the Management Members entitled to consent to that action, which record date shall be within ten (10) days after such action is proposed. If no record date has been fixed for the purpose of determining the Management Members entitled to consent in writing to any action, such record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.

Section 6.6 Quorum. The presence, in person or by proxy, of the holders of a Required Vote shall constitute a quorum for the purpose of considering any matter at a meeting of the Members. If a meeting of the Members cannot be organized because a quorum will not be present or represented, the Management Members entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum will be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum will be present or represented, the Members may transact any business which might have been transacted at the original meeting.

Section 6.7 Voting. Each holder of a Management Interest entitled to vote shall have one vote for each one percent of such Management Interest held, prorated for fractions thereof, on each matter submitted to a vote of the Management Members. For example, a Management Member with a five percent (5%) Management Interest entitled to vote shall receive five (5) votes. Unless otherwise expressly stated in this Agreement or required by the Act, a Required Vote is needed to approve any matter brought to a vote of the Management Members.

Section 6.8 Conduct of Meetings of Members. At each meeting of the Members, the Managers shall preside over the meeting. The Managers may appoint a person to keep the minutes of the meeting. The Managers may adopt such rules and regulations as they determine are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the Members.

Section 6.9 Proxies. Each Management Member entitled to vote at a meeting of the Members may authorize another person or persons to act for him or her by proxy with respect to any Management Interests owned by such Member, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if the proxy states that it is irrevocable and if, and only as long as, the proxy is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of the nature or type of interest with which the proxy is coupled.

Section 6.10 Written Consent. Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all the requisite Management Interests needed to approve or ratify the action that is the subject of the consent.

ARTICLE VII

TRANSFER OR ISSUANCE OF INTERESTS

Section 7.1 No Transfer of Interests. No Employee Member or Management Member may Transfer its Employee Interest or Management Interest, as the case may be, except with the consent of a Required Vote.

Section 7.2 Issuance of Interests. The Company may not issue new or additional Interests in the Company without the consent required in Section 5.1. No Employee Member or Management Member shall have any preemptive or preferential right to receive, purchase or subscribe to new or additional Employee Interests or Management Interests, as the case may be.

ARTICLE VIII

MANAGEMENT OF THE COMPANY

Section 8.1 Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and all decisions regarding any matter set forth herein or otherwise relating to or arising out of the business of the Company shall be made by the Managers. The following individuals are hereby appointed as the two (2) initial Managers:

John Hoffman	James Hagemeier
11451 Katy Freeway, Suite 500	11451 Katy Freeway, Suite 500
Houston, Texas 77079	Houston, Texas 77079

Section 8.2 Appointment and Removal of Managers. The number of Managers may be increased or decreased at any time either by a Required Vote or by a unanimous vote of the existing Managers. A Manager may be removed only by a Required Vote. Any vacancy in the Manager position may be filled by appointment by a Required Vote.

Section 8.3 Authority of Managers.

(a) The Managers shall be the principal executive officers of the Company, shall supervise and control all of the day-to-day business of the Company and shall send all required notices to Members.

(b) Each Manager, acting unilaterally, shall have authority to transact all business of the Company. The Managers shall consider the interests of the creditors of the Company in connection with all actions taken by or on behalf of the Company.

Section 8.4 Meetings.

(a) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers; provided, however, the Managers shall endeavor to meet at least once annually. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Ten (10) days notice of such regular meetings shall be required to be provided to each Manager.

(c) Special meetings of the Managers may be called by any Manager on at least three (3) days written notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

Section 8.5 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate of Formation or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a sufficient number of Managers which would be necessary to take such action at an actual meeting of the Managers. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Texas, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Certificate of Formation or this Agreement for notices of meetings, unless otherwise restricted by the Certificate of Formation, Managers or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participating in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 8.6 Delegation. Each Manager may delegate some or all of his duties and powers to other Persons; provided, however, a Manager who delegates his duties or powers shall remain subject to the standard of conduct for a manager of a limited liability company in the State of Texas.

Section 8.7 Reimbursement of Expenses. The Managers, and Persons to whom some or all of a Manager’s duties and powers are delegated, shall be entitled to receive reimbursement for their reasonable and direct expenses incurred in the formation of the Company, the operation of the Company and the management of the Company’s assets.

Section 8.8 Appointment of Officers. The Managers may, from time to time as they deem advisable and by a unanimous vote of the Managers, appoint officers of the Company in accordance with Section 3.103 of the Act and assign in writing titles to any such Person. Unless the Managers decide otherwise, the assignment of a title constitutes the delegation to such Person of the authorities and duties that are normally associated with that office as defined in Section 1.002 of the Act. Any delegation or appointment pursuant to this Section may be revoked at any time by a unanimous vote of the Managers.

Section 8.9 Certain Limitations. Notwithstanding any provision hereof to the contrary, neither the Managers nor any Member shall have the authority to, and the Managers and Members hereby covenant and agree that they shall not, cause or permit any of the following actions to occur without the unanimous consent of the Management Members:

(a) amendment of the Certificate of Formation of the Company, or any restatement of the Certificate of Formation that includes an amendment thereto; provided, however, that the Managers may change the registered agent or registered office of the Company from time to time in their sole discretion;

(b) a merger or consolidation of the Company with or into any other Person;

(c) a conversion of the Company;

(d) a sale of all or substantially all of the assets of the Company;

(e) any transaction, agreement or action on behalf of the Company that is unrelated to its purposes as set forth herein; or

(f) the authorization of any act that would make it impossible to carry on the ordinary business of the Company.

Section 8.10 Filing Bankruptcy Proceedings. The unanimous vote of the Managers is required to file, or consent to the filing of, a bankruptcy or insolvency petition or to otherwise institute insolvency proceedings. This Section 8.10 is also subject to the provisions of the Certificate of Formation regarding bankruptcy or insolvency, if any.

Section 8.11 Interested Transactions.

(a) No contract or transaction between the Company and one or more of its Members or Managers, or between the Company and any other Person in which one or more of its Members or Managers are managers, directors or officers or have a financial interest, shall be void or voidable solely because the Member or Manager is present at or participates in the meeting of the Members that authorizes the contract or transaction, or solely because such Member’s or Manager’s votes are counted for such purpose if:

(i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Managers, and the contract or transaction is specifically approved in good faith by the Managers; or

(ii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Managers.

(b) Common or interested Members may be counted in determining the presence of a quorum at a meeting of the Members.

(c) Notwithstanding the foregoing, nothing in this Agreement shall require a meeting of the Members to approve of any such contract or transaction. The Managers may approve any such contract or transaction that meets the requirements set forth in this Section.

Section 8.12 Outside Activities.

(a) (i) No Member or Manager shall be expressly or impliedly prevented by virtue of this Agreement or the relationships created hereby from engaging in other activities or business ventures of any kind or character whatsoever; and (ii) all of the pre-existing businesses of the Members and/or Managers shall be able to continue unimpaired and free from any obligations hereunder.

(b) Notwithstanding anything to the contrary set forth in this Agreement, any Member or Manager may, in his or its sole discretion, separately engage in any business or activity of any sort, whether alone or with any other Person(s), (i) without being deemed to have violated any “corporate opportunity doctrine,” “business opportunity doctrine,” or similar doctrine of any sort, (ii) without being deemed to have violated any duty or obligation to the Company or the Members, including, without limitation, any fiduciary duty or duty of loyalty, (iii) without giving the Company or any Member any notice of or right to participate in such business or activity, and (iv) without incurring any liability or obligation of any sort to the Company or its Members as a result of such business or activity.

(c) Any Member or Manager may have other businesses and/or activities which consume a major portion of the time which such Member or Manager devotes to business and/or professional matters. No Member or Manager of the Company shall be required to participate in the affairs of the Company or manage the Company, as applicable, as his primary or exclusive function, and any Member or Manager of the Company may engage in any number of other businesses and/or activities separate from those related to the Company, without being deemed to have violated any duty or obligation to the Company of any sort, and without incurring or creating any liability or obligation of any sort to the Company, its Members or others. Each Member and Manager is required to devote to the business and/or affairs of the Company only such time and attention as such Member or Manager, in his or its sole discretion, shall deem to be necessary, appropriate or desirable.

Section 8.13 Reliance by Third Parties. Notwithstanding any provision hereof to the contrary, no lender, purchaser or other Person shall be required to verify any representation by a Manager as to the extent of the interest in the properties and assets of the Company that such Manager is entitled to encumber, sell or otherwise use. Any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of such Manager as to its authority to enter into such financing or sale arrangements or other agreements and shall be entitled to deal with such Manager, without the joinder of any other Person, as if it were the sole party in interest therein, both legally and beneficially.

ARTICLE IX

BOOKS, RECORDS AND INFORMATION; FINANCIAL MATTERS

Section 9.1 Books and Records. At all times until the winding up and termination of the Company, the Company shall maintain separate books of account which show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the business of the Company in accordance with this Agreement. In addition, the Company shall keep and maintain in its principal office all the information required to be kept and maintained in accordance with Sections 3.151 and 101.501 of the Act and shall make such information available to any Member requesting the same within five (5) days after receipt by the Company of a written request provided in such sections of the Act.

Section 9.2 Title to Company Assets. All real and personal property, including but not limited to cash proceeds received by the Managers or Members in conjunction with their transaction of business on behalf of the Company and the Class C Units, shall be delivered to, acquired and held by the Company in its name. If any Manager or Member receives such cash proceeds or Class C Units, such Manager or Member shall promptly deliver those proceeds or Class C Units to the Company.

Section 9.3 Financial Statements and Tax Returns. With respect to each Fiscal Year of the Company, the Company shall cause to be prepared and submitted to each Member no later than ninety (90) days after the end of such Fiscal Year: (i) a consolidated balance sheet of the Company as of the end of such Fiscal Year; and (ii) consolidated statements of income, Members’ Capital Accounts, and cash flows for such Fiscal Year. Such financial statements need not be audited by an independent accountant for the Company. The Company also shall cause to be prepared and timely filed with the appropriate tax authorities all required federal, state, and local tax returns and statements for the Company, and shall provide copies of all such returns and statements to the Members.

Section 9.4 Other Information. The Company shall use commercially reasonable efforts to cause to be delivered to any Member such other information as such Member may reasonably request for the purpose of enabling such Member to comply in a timely manner with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.

Section 9.5 Tax Matters. The Company shall be classified as a disregarded entity until the admission of at least one additional Member who is not classified as a disregarded entity. Thereafter, the Company shall be classified as a partnership for U.S. federal income tax purposes. No Member shall take any action to elect a different classification. Until the Company is classified as a partnership for U.S. federal income tax purposes, no provision in this Agreement applicable to partnerships for U.S. federal income tax purposes shall be effective. If and when the Company is classified as a partnership for U.S. federal income tax purposes, Black Elk Management, LLC shall be the “Tax Matters Member,” as provided for in section 6231(a)(7) of the Code and Treasury regulations section 301.6231(a)(7)-1, unless the Managers designate some other Member.

ARTICLE X

WINDING UP, LIQUIDATION AND TERMINATION

Section 10.1 Winding Up. Subject to Section 8.9, the Company’s affairs shall be wound up upon the occurrence of any of the following events:

(a) the adoption of a resolution by a Required Vote providing that the Company will be wound up as of the date specified therein; provided however, that no such resolution may be adopted prior to the time that BEEOO either (i) sells or otherwise disposes of all or substantially all of its assets in one transaction or a series of related transactions, (ii) enters into a merger, consolidation, reorganization or other business combination or transaction, or (iii) dissolves and winds up its affairs pursuant to Article 15 of the BEEOO Operating Agreement; or

(b) the entry of a judicial decree requiring the winding up and termination under Section 11.314 of the Act.

Section 10.2 No Winding Up In Certain Circumstances. The Company shall not wind up, liquidate or terminate upon the death, bankruptcy, insolvency, winding up, liquidation, termination, resignation, removal or incapacity of any Member.

Section 10.3 Liquidation. Upon an event requiring a winding up of the Company, the Company shall continue solely for the purposes of winding up its business and affairs as soon as reasonably practicable. Promptly after the occurrence of an event requiring a winding up of the Company, the Managers shall unanimously designate (or, upon the death, resignation, removal or incapacity of the Managers, a Required Vote shall designate) one or more Persons (the “Liquidating Trustees”), which may include one or more Managers or Members, to accomplish the winding up of the business and affairs of the Company. Upon their designation, the Liquidating Trustees shall immediately commence to wind up the affairs of the Company in accordance with the provisions of this Agreement and the Act. In winding up the business and affairs of the Company, the Liquidating Trustees may take any and all actions that they determine in their sole discretion to be in the best interests of the Members, including, but not limited to, any actions relating to (i) causing written notice by registered or certified mail of the Company’s intention to dissolve to be mailed to each known creditor of and claimant against the Company, (ii) the payment, settlement or compromise of existing claims against the Company, (iii) the making of reasonable provisions for payment of contingent claims against the Company, (iv) the sale or disposition of the properties and assets of the Company, and (v) the establishment of a liquidating trust for the sole purpose of liquidating and distributing the assets of the Company transferred to it, and any other activities that are necessary to, and consistent with, that purpose. It is expressly understood and agreed that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of claims against the Company so as to enable the Liquidating Trustees to minimize the losses that may result from a liquidation.

Section 10.4 Application of Company Assets. In winding up the business and affairs of the Company, the assets of the Company shall be paid and distributed as follows:

(a) first, to creditors, including (to the extent otherwise permitted by law) Members who are creditors, in satisfaction of liabilities of the Company (other than for distributions), whether by payment or by establishment of reserves;

(b) second, to the Members and former Members in satisfaction of the Company’s liability for distributions; and

(c) third, to the Members in accordance with their respective Capital Account balances.

Section 10.5 Certificate of Termination; Termination. Upon the completion of the winding up of the business and affairs of the Company, when all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor (or, in case the property and assets of the Company are not sufficient to satisfy and discharge all of its liabilities and obligations, then when all the property and assets have been applied so far as they shall go to the just and equitable payment of its liabilities and obligations) and all the remaining property and assets of the Company have been distributed to the Members in accordance with their respective rights and interests set forth in Section 10.4, a certificate of termination shall be executed on behalf of the Company by a Manager or Management Member designated by the Liquidating Trustees, which certificate of termination shall comply with the requirements of Section 11.101 of the Act, and the Liquidating Trustees shall cause such certificate of termination to be filed in the office of the Secretary of State of Texas and shall take such other actions as they may determine are necessary or appropriate to terminate the Company. The existence of the Company shall terminate (except to the extent expressly provided in Chapter 11 of the Act) when a certificate of termination with respect to the Company has been issued by the Secretary of State of Texas.

Section 10.6 Claims of the Members. The Members shall look solely to the property and assets of the Company for the return of the amounts of their Capital Accounts, and if the property and assets of the Company remaining after payment of or due provision for all liabilities to creditors are insufficient to return the amounts of such Capital Accounts, the Members shall have no recourse against the Company, the Managers or any other Member.

ARTICLE XI

LIABILITY AND INDEMNIFICATION

Section 11.1 No Liability for Company Debts. The debts, liabilities and obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, liabilities and obligations of the Company, and no Member or Manager shall be liable for any such debts, liabilities or obligations, including any debts, liabilities and obligations under a judgment, decree or order of a court against the Company.

Section 11.2 Good Faith Actions; Exculpation. To the fullest extent permitted by the Act and with the express agreement that all permissive provisions of the Act shall be mandatory for the purposes hereof, no Covered Person shall be liable to the Company or any Member (or Affiliate of a Member) as a result of or in connection with any actions or omissions with respect to the Company on the part of such Covered Person in his or her capacity as such based on any claim of breach of fiduciary duty, to the extent that such Covered Person (i) conducted himself or herself in good faith and (ii) reasonably believed that his or her conduct was in the best interests of the Company, REGARDLESS OF THE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF SUCH COVERED PERSON. In addition, no Covered Person shall be liable to the Company or any Member (or Affiliate of a Member) for actions taken by such Covered Person in such Covered Person’s capacity as such which would be consistent with the duty of loyalty and care applicable to a member of the board of directors of a Texas corporation.

Section 11.3 Indemnification.

(a) TO THE FULLEST EXTENT ALLOWED BY THE ACT, THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS EACH COVERED PERSON FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS,

DAMAGES, LIABILITIES, JUDGMENTS, PENALTIES, FINES, SETTLEMENTS, AND EXPENSES OF ANY NATURE (INCLUDING, WITHOUT LIMITATION, TAXES, PENALTIES, AND INTEREST AND REASONABLE ATTORNEYS’ FEES AND COURT COSTS) ACTUALLY INCURRED BY SUCH COVERED PERSON IN CONNECTION WITH ANY THREATENED, PENDING OR COMPLETED CLAIM, DEMAND, ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE, ARBITRATIVE OR INVESTIGATIVE, ANY APPEAL THEREOF AND ANY INQUIRY OR INVESTIGATION RELATING THERETO (ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING, APPEAL, INQUIRY OR INVESTIGATION BEING HEREINAFTER REFERRED TO AS A “PROCEEDING”), IN WHICH SUCH COVERED PERSON WAS, IS OR IS THREATENED TO BE MADE A NAMED DEFENDANT OR RESPONDENT AS A RESULT OF OR BASED UPON HIS OR HER STATUS AS A COVERED PERSON OR ANY ACTION OR OMISSION TAKEN IN HIS OR HER CAPACITY AS SUCH, REGARDLESS OF WHETHER ANY OF SAID LOSSES, CLAIMS, DAMAGES, LIABILITIES, JUDGMENTS, PENALTIES, FINES, SETTLEMENTS OR EXPENSES RESULTED FROM THE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT (BUT NOT THE WILLFUL MISCONDUCT) OF SUCH COVERED PERSON.

(b) A Covered Person’s entitlement to indemnification, advancement or reimbursement of reasonable expenses (including court costs and attorneys’ fees), and whether the requirements for indemnification of a Covered Person pursuant to this Section have been satisfied, shall be determined in accordance with the provisions of Chapter 8 of the Act.

(c) Any indemnification or advancement of expenses under this Section shall be satisfied solely out of the property and assets of the Company. In no event may a Covered Person subject any Member or Manager to personal liability by reason of this Section.

(d) The indemnification and advancement of expenses provided for in this Section shall be in addition to any other rights to which a Covered Person may be entitled pursuant to any contract or agreement or any approval of the Members or as a matter of law, whether with respect to an action of a Covered Person in his or her capacity as such or in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of a Covered Person.

(e) To the fullest extent permitted by law, a Covered Person shall not be denied indemnification or advancement of expenses under this Section solely on the grounds that such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is one otherwise permitted to be carried out by the terms of this Agreement.

(f) The Company may, but shall not be obligated to, purchase and maintain insurance or another arrangement on behalf of any Covered Person against any liability arising out of his or her status as such, whether or not the Company would have the power to indemnify him against that liability under this Section.

(g) The agreements contained in this Section shall survive any winding up or termination of the Company.

ARTICLE XII

CONFIDENTIALITY; MEMBER REPRESENTATIONS

Section 12.1 Confidentiality.

(a) Each Member and Manager agrees that he, she or it shall not use, publish, disseminate, distribute or otherwise disclose all or any portion of the Confidential Information without the prior written approval of the Company.

(b) In the event that a Member or Manager receives either a request to disclose any Confidential Information under the terms of a subpoena or order issued by a court or other governmental authority or advice of legal counsel that disclosure is required under applicable law, such Member or Manager agrees that, prior to disclosing any Confidential Information, that Member or Manager shall do the following:

(i) immediately notify the Company of the existence and terms of, and the circumstances attendant to, such request or advice;

(ii) consult with the Company as to the advisability of taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure; and

(iii) if disclosure is required, cooperate with the Company to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information as is required to be disclosed.

Section 12.2 Representations, Warranties and Covenants of the Management Members. Each Management Member hereby represents, warrants and covenants as follows:

(a) By reason of the business and financial experience of the Management Member, together with the experience of any advisors retained, the Management Member has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment, and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Management Interests, and to discuss the Company’s business, management and financial affairs with its management and to obtain from the Company any additional information about the Company that the Management Member may have desired. The Management Member is satisfied with the answers so received and the additional information so obtained.

(b) Such Management Member has full power and authority to execute and deliver this Agreement and to carry out his, her or its obligations hereunder in accordance with the terms hereof, without the consent, concurrence or joinder or any other Person. This Agreement constitutes a legal, valid and binding obligation of such Management Member, enforceable against him, her or it in accordance with the terms hereof.

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any term or provision of, or a default under:

(i) any outstanding indenture, mortgage, loan agreement or other contract or agreement to which such Management Member is a party or by which his, her or its properties are bound; or

(ii) any statute, law, rule or regulation, order, writ, judgment or decree applicable to such Management Member or his, her or its properties.

(d) Each Management Member will obtain and maintain any consent, license, approval or authorization of any governmental body, authority, bureau or agency required on the part of such Management Member in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 12.3 Representations, Warranties and Covenants of the Employee Members. Each Employee Member hereby represents, warrants and covenants as follows:

(a) Each Employee Member who receives a grant of an Employee Interest pursuant to the BEEOO Employee Incentive Plan understands that such Employee Interest has been granted as an incentive for continuing employment with BEEOO but that such grant is not an assurance of continued employment at BEEOO. Further, each Employee Member understands that if he or she leaves the employment of BEEOO for any reason or no reason at all, he or she must withdraw as a Member of the Company and will not be entitled to any outstanding Capital Account balance, unless the Managers, in their sole discretion, allow otherwise. Each Employee Member who receives such a grant of an Employee Interest has had the opportunity, prior to becoming a Member, to ask questions of, and receive answers from, the Company concerning the terms and conditions of the grant of the Employee Interest, and to discuss the Company’s business, management and financial affairs with its management and to obtain from the Company any additional information about the Company that the Employee Member may have desired. The Employee Member is satisfied with the answers so received and the additional information so obtained.

(b) Such Employee Member has full power and authority to execute and deliver this Agreement and to carry out his or her obligations hereunder in accordance with the terms hereof, without the consent, concurrence or joinder or any other Person. This Agreement constitutes a legal, valid and binding obligation of such Employee Member, enforceable against him or her in accordance with the terms hereof.

(c) The execution, delivery and performance of this Agreement do not and will not constitute a breach of any term or provision of, or a default under:

(i) any outstanding indenture, mortgage, loan agreement or other contract or agreement to which such Employee Member is a party or by which his, her or its properties are bound; or

(ii) any statute, law, rule or regulation, order, writ, judgment or decree applicable to such Employee Member or his or her properties.

Section 12.4 Reaffirmation of Representations, Warranties and Covenants. Notwithstanding anything to the contrary contained in this Agreement, no Person shall be admitted as a Member unless the Managers shall have received, in form and content satisfactory to them, the written agreement of such Person agreeing to be bound by the terms of this Agreement, adopting this Agreement and setting forth the notice address of such Person. Such written agreement must include the written representation and warranty of such Person that the representations, warranties and covenants in Section 12.2 or Section 12.3, as applicable, are true and correct with respect to such Person as of the date of admission.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be delivered (i) in the case of notices or other communications to the Company, to its principal office address and (ii) in the case of notices or other communications to a Member, to his or her address provided to the Company. All notices and other communications that are addressed as provided in or pursuant to this Section shall be deemed to be given upon receipt, if hand delivered or delivered by overnight courier, or upon deposit of such notice in registered or certified mail, return receipt requested, or facsimile.

Section 13.2 Waiver. Compliance with any provision of this Agreement may be waived only if such waiver is approved in writing by the Managers and each Member entitled to the benefits of the provisions being waived. No failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

Section 13.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof.

Section 13.4 Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on any other Person under or by reason of this Agreement).

Section 13.5 Third Parties. Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Managers, the Members or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained herein or the property of the Company.

Section 13.6 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

Section 13.7 Dispute Resolution. The Members hereby agree that prior to the institution of any arbitration or litigation proceedings among the parties over a provision of this Agreement, the party seeking to resolve the dispute (the “Plaintiff”) shall submit such claim to nonbinding mediation, which shall be held in Harris County, Texas. The Plaintiff shall notify in writing the other parties against whom such mediation is sought (the “Defendants”) and shall describe the nature of such claim, the provision of this Agreement which is alleged to have been breached or violated by the Defendants, and the material facts surrounding such claim. If the parties are unable to agree on a mediator, the Plaintiff and the Defendants shall each appoint one mediator within thirty (30) days of the date of the foregoing described notice. Within thirty (30) days of appointment, such mediators shall appoint a third mediator. Each party appointing a mediator shall bear all cost and expenses associated with such mediator, and the costs and expenses associated with the third mediator (or the first mediator if one is agreed upon) shall be borne equally by the parties. Within thirty (30) days of the appointment of the foregoing described mediator(s), the Plaintiff and Defendants shall hold a mediation hearing before such mediator(s) at such time and place as the Plaintiff and Defendants may agree. At such mediation hearing, the Alternative Dispute Resolutions provisions of the Texas Civil Practice & Remedies Code shall apply.

Section 13.8 Amendment. This Agreement may be amended only by a written instrument executed by all of the Management Members, except that no alteration, amendment or repeal of any provision of this Agreement that would adversely affect the Employee Members’ rights to allocations or distributions (as provided in Article IV of this Agreement) shall be effective unless and until a majority of the Employee Members consent to such alteration, amendment or repeal.

Section 13.9 Severability. In the event that any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

Section 13.10 Further Assurances. The Members and Managers shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each Member and Manager shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Managers deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

Section 13.11 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of such counterparts together shall constitute one and the same instrument. This Agreement may be executed by a party’s signature transmitted by electronic means, including by facsimile or e-mail (“Electronic Means”), and copies of this Agreement executed and delivered by Electronic Means shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon signatures transmitted by Electronic Means as if such signatures were originals. Any party executing and delivering this Agreement by Electronic Means shall promptly thereafter deliver a counterpart signature page of this Agreement containing said party’s original signature. All parties hereto agree that a signature page transmitted by Electronic Means may be introduced into evidence in any proceeding arising out of or related to this Agreement as if it were an original signature page.

[Signature Page Follows]

EXECUTED on March 2, 2011, by the undersigned to be effective the 20th day of August, 2010.

Black Elk Management, LLC,
a Texas limited liability company

By:	/s/ John Hoffman
John Hoffman, Manager

By:	/s/ James Hagemeier
James Hagemeier, Manager

“MEMBERS”

/s/ John Hoffman
John Hoffman

/s/ James Hagemeier
James Hagemeier

“MANAGERS”